UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2013 (April 13, 2013)

EVER-GLORY INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in charter)

Florida	000-28806	65-0420146
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Ever-Glory Commercial Center,
509 Chengxin Road, Jiangning Development Zone,
Nanjing, Jiangsu Province,
Peoples Republic of China
 (Address of Principal Executive Offices) (Zip code)

(8625) 5209-6889
 (Registrant’s Telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On April 13, 2013, management of Ever-Glory International Group, Inc. (the “Company”), after consultation with the Company’s independent registered public accounting firm, GHP Horwath, P.C (“GHP Horwath”) concluded, and the Audit Committee of the Board of Directors (the “Audit Committee”) approved the conclusion, that the following previously filed financial statements of the Company should not be relied upon:

(i)
The Company’s unaudited financial statements for the three-month period ended March 31, 2012 contained in the Company’s Quarterly Report on Form 10-Q, originally filed with the Securities and Exchange Commission (“SEC”) on May 11, 2012;

(ii)
The Company’s unaudited financial statements for the three-month period and six-month period ended June 30, 2012 contained in the Company’s Quarterly Report on Form 10-Q, originally filed with the SEC on August 10, 2012;

(iii)
The Company’s unaudited financial statements for the three-month period and nine-month period ended September 30, 2012 contained in the Company’s Quarterly Report on Form 10-Q, originally filed with the SEC on October 22, 2012.

The Company’s review of the above mentioned filings revealed that the financial statements in such filings contained errors primarily as a result of the incorrect accounting treatment of certain related party transactions.

After discussion, review and analysis of the accounting and disclosures, the Company determined that the aforementioned financial statements should be adjusted to reclassify amounts provided in cash to a related party under a counter-guarantee agreement from current assets to a component of Stockholders’ equity. The counter-guarantee agreement was entered into in exchange for guarantees and collateral provided by the related party in connection with certain of the Company’s lines of credit. Amounts provided and to be reclassified are approximately as follows:

March 31, 2012	$4.3 Million
June 30, 2012	$12.4 Million
September 20, 2012	$25.6 Million

The reclassification does not affect previously reported amounts for revenues, income from operations, net income or earnings per share.

The Company will, as soon is practicable, make these adjustments by filing with the SEC amendments to the above reference reports which, in each case, will include restated consolidated financial statements and notes thereto, and other appropriate revisions to reflect the foregoing.

The Company’s management, Audit Committee and board of directors of the Company are assessing the effect of the pending restatements on its internal control over financial reporting and its disclosure controls and procedures and will not reach a final conclusion until completion of the restatement process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVER-GLORY INTERNATIONAL GROUP, INC.

Date: April 18, 2013	By:	/s/ Edward Yihua Kang
Edward Yihua Kang
Chief Executive Officer